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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of
earliest event reported):                                       August 14, 1998


                          THE FRESH JUICE COMPANY, INC.
             ------------------------------------------------------
               (Exact name of registrant as specified in charter)


Delaware                      0-15320                       11-2771046
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(State or other             (Commission file              (IRS employer
 jurisdiction of               number)                    identification no.)
 incorporation)



     280 Wilson Avenue, Newark,  New Jersey                       07105
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    (Address of principal executive offices)                    (Zip Code)



  Registrant's telephone number, including area code:            (973) 465-7100
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                  Item 5.           Other Events.

                  The Fresh Juice Company, Inc. (the "Registrant") has entered into an Agreement and Plan of Merger dated as of August 14, 1998 (the "Merger Agreement") with Saratoga Beverage Group, Inc. ("Saratoga") and a wholly-owned subsidiary of Saratoga, Rowale Corp. ("Rowale") pursuant to which Rowale will be merged into the Registrant (the "Merger"). Subsequent to the Merger, the Registrant will be operated as a wholly-owned subsidiary of Saratoga. Pursuant to the terms of the Merger Agreement, Saratoga will purchase the shares of the Registrant's common stock, par value $.01 per share, for $3.35 per share in cash.

         Pursuant to the terms of the Merger Agreement, Steven Bogen, Chief Executive Officer of the Registrant, will be added to the Board of Directors of Saratoga. Mr. Bogen will also become a consultant to Saratoga following the Merger. Jeffrey Heavirland, in addition to his current responsibilities of Chief Executive Officer of the Fresh Juice of California, Inc. d/b/a Hansen's Juice Company, a subsidiary of the Registrant, will become an officer of Saratoga.

         Saratoga and the Registrant have also entered into a Voting, Standstill and Proxy Agreement dated as of August 14, 1998 (the "Voting Agreement") whereby certain stockholders who are directors or officers of the Registrant, and collectively own approximately 53% of the common stock of the Registrant, have agreed to vote in favor of the Merger. The Voting Agreement expires if the Merger Agreement is terminated. Saratoga has disclosed that Saratoga or its affiliates may acquire shares of the Registrant on the open market prior to the Merger.

         In connection with the Merger, Saratoga has received a commitment letter from NationsBank, N.A. to provide Saratoga with senior debt financing (the "Financing"). The consummation of the transactions contemplated by the Merger Agreement is subject to several


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material conditions, including, among others, the consummation of the Financing and the approval of the Merger by the stockholders of the Registrant.

         Although there can be no assurance that the Merger will be completed, the parties expect, subject to the satisfaction of all conditions, to consummate the Merger during the fourth quarter of this year. Under certain conditions, if the Merger Agreement is terminated or the Merger is not consummated, either Saratoga or the Registrant, depending on the circumstances, may be entitled to a fee as liquidated damages.

         This Current Report contains forward-looking statements which are based on Saratoga's and the Registrant's expectations and are subject to a number of risks and uncertainties, certain of which are beyond Saratoga's and the Registrant's control. Actual results could vary materially from expected results due to a variety of factors, including, but not limited to, the general performance of the economy, specifically as it affects the retail beverage industry; factors applicable to Saratoga and its business referred to in the Securities and Exchange Commission filings of Saratoga, particularly Saratoga's Annual Reports on Form 10-K for the year ended December 31, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and factors applicable to the Registrant, particularly the Registrant's Annual Report on Form 10-KSB for the year ended November 30, 1997 and its Quarterly Reports on Form 10-QSB for the quarters ended February 28, 1998 and May 31, 1998.

                  The Registrant's news release, issued in connection with this event on August 17, 1998, the Merger Agreement and exhibits thereto, and the Voting Agreement each appear as an Exhibit to this current report and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.

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    Item 7.           Financial Statements and Exhibits.

    EXHIBIT NO.       DESCRIPTION
    2                 Agreement and Plan of Merger dated as of August
                      14, 1998 among Saratoga Beverage Group, Inc.,
                      Rowale Corp. and The Fresh Juice Company, Inc.
                      and exhibits thereto.

    10 Form of Voting, Standstill and Proxy Agreement dated as of August 14, 1998, among The Fresh Juice Company, Inc., certain stockholders of The Fresh Juice Company, Inc. and Saratoga Beverage Group, Inc.

    99                News Release dated August 17, 1998


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                                    SIGNATURE

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    THE FRESH JUICE COMPANY, INC.



                                    By:  /s/ Steven M. Bogen
                                             Steven M. Bogen,
                                             Chief Executive Officer


Dated: August 17, 1998


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                                INDEX TO EXHIBITS

    EXHIBIT NO.            DESCRIPTION

    2 Agreement and Plan of Merger dated as of August 14, 1998 among Saratoga Beverage Group, Inc., Rowale Corp. and The Fresh Juice Company, Inc and exhibits thereto.

    10 Form of Voting, Standstill and Proxy Agreement dated as of August 14, 1998, among The Fresh Juice Company, Inc., certain stockholders of The Fresh Juice Company, Inc. and Saratoga Beverage Group, Inc.

    99                     News Release dated August 17, 1998



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